SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          Date of Report: May 25, 1995

                         LAURENTIAN CAPITAL CORPORATION

                          Commission File No.: 0-8403

 Incorporated in the                                  I.R.S. Employer
  State of Delaware                                   Identification No.
                                                         59-1611314

                            640 Lee Road, Suite 303
                           Wayne, Pennsylvania 19087

                         Registrant's Telephone Number
                       Including Area Code: 610/889-7400

                            Exhibit Index at Page 5

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Item 1.  Changes in Control of Registrant.

         On May 26, 1995 Laurentian Capital Corporation ("LCC") issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had on May 25, 1995 entered into a definitive agreement (the "Merger Agreement") with American Annuity Group, Inc. ("AAG") pursuant to which, subject to the terms and conditions thereof, AAG would acquire all of the outstanding capital stock of LCC. The Merger Agreement, a copy of which is attached hereto as
Exhibit 10.12 and is incorporated by reference herein, provides among other things for the merger ("Merger") of L.Q. Acquisition Corp., a wholly-owned subsidiary of AAG formed for the purpose of the transaction, with and into LCC, subject to the terms and conditions set forth therein. Upon consummation of the Merger, stockholders of LCC other than The Imperial Life Assurance Company of Canada ("Imperial") and Desjardins-Laurentian Life Group Inc. ("DLLG"; formerly known as Laurentian Fund Inc.) would have the right to receive $14.125 per share of common stock of LCC ("Common Stock"), and Imperial and DLLG, indirect subsidiaries of Desjardins Laurentian Financial Corporation ("DLFC") which own in the aggregate approximately 81.4% of the outstanding Common Stock, would have the right to receive $13.875 for each of the 6,177,093 shares of Common Stock owned by them. Pursuant to the Merger Agreement, prior to the effective time of the Merger: AAG will pay or cause to be paid the outstanding indebtedness of LCC under LCC's $45 million Credit Agreement with the Lenders named therein; holders of executive stock options and stock appreciation rights ("SARs") granted under the LCC Amended and Restated Executive Stock Option Plan will be paid the difference between $14.125 and the respective exercise or base prices of their options or SARs; and all outstanding shares of LCC's Series A Cumulative Convertible Preferred Stock will be redeemed. Additional terms and conditions of the Merger Agreement are set forth therein, and the foregoing is qualified in its entirety by reference to the attached Merger Agreement.

         In connection with approval of the Merger Agreement, the Board of Directors of LCC approved an Option Agreement between AAG and Imperial and DLLG, pursuant to which Imperial and DLLG granted to AAG an option to acquire the Common Stock owned by them under certain circumstances for $13.875 per share, conditioned upon acquisition of the remaining outstanding Common Stock for a price of $14.125 per share or the price otherwise specified therein. In addition, in response to AAG's requiring such as a condition to its entering into the Merger Agreement, LCC entered into amendments of existing Change of Control Agreements between Robert T. Rakich, President and Chief Executive Officer of LCC, and Bernhard M. Koch, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of LCC, copies of which are attached hereto as Exhibits 10.9.1 and 10.10.1, respectively.

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Item 7.    EXHIBITS.

Exhibit 10.9.1 First Amendment to Change of Control Agreement between Laurentian Capital Corporation and Robert T. Rakich dated as of May 25, 1995

Exhibit 10.10.1 First Amendment to Change of Control Agreement between Laurentian Capital Corporation and Bernhard M. Koch dated as of May 25, 1995

Exhibit 10.12       Agreement and Plan of Merger by and among American
                    Annuity Group, Inc., L.Q. Acquisition Corp. and Laurentian Capital Corporation dated as of May 25, 1995

Exhibit 99.1        Press Release dated May 26, 1995

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LAURENTIAN CAPITAL CORPORATION

                                        BY: /s/ Bernhard M. Koch
                                            --------------------
                                            Bernhard M. Koch
                                            Secretary

June 2, 1995

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                                 EXHIBIT INDEX

                                                                                   Page
                                                                                  Number
                                                                                  ------
Exhibit 10.9.1      First Amendment to Change of Control Agreement                   6
                    between Laurentian Capital Corporation and Robert T. Rakich dated as of May 25, 1995

Exhibit 10.10.1     First Amendment to Change of Control Agreement                  14
                    between Laurentian Capital Corporation and Bernhard M. Koch dated as of May 25, 1995

Exhibit 10.12       Agreement and Plan of Merger by and among American              22
                    Annuity Group, Inc., L.Q. Acquisition Corp. and Laurentian
                    Capital Corporation dated as of May 25, 1995

Exhibit 99.1        Press Release dated May 26, 1995                                97

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